Exhibit 10.23a

Amendment to Warrant Agreement

This Amendment to Warrant Agreement, dated as of November 29, 2016 (the "Amendment"), hereby amends that certain Warrant dated as of December 4, 2015, (the "Warrant Agreement"), by and between Jay S. Walker (“JSW”), The Upside Commerce Group, LLC (formerly, Flexible Travel Company, LLC), a Delaware limited liability company (the “Issuer”) and Walker Innovation Inc., a Delaware Corporation (the “Holder”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Warrant Agreement.

WHEREAS, the Warrant Agreement grants to Holder the right to purchase Class A Common Shares in Issuer pursuant to the terms thereof;

WHEREAS, the Issuer has amended its name to The Upside Commerce Group, LLC, and all references to Flexible Travel Company, LLC in the Warrant Agreement shall mean and refer to The Upside Commerce Group, LLC;

WHEREAS, pursuant to that certain Warrant Exercise Notice dated November 21, 2016 by Holder to JSW, Holder partially exercised the Warrant Agreement by purchasing Two Million Five Hundred Thousand (2,500,000) Class A Common Shares of the Issuer pursuant to the terms of the Warrant Agreement (the “Partial Exercise”);

WHEREAS, JSW desires to enter into the Amendment to account for the Partial Exercise and to reflect that the number of Warrant Shares remaining under the Warrant Agreement is now Thirteen Million Nine Hundred Thousand (13,900,000) Class A Common Shares of the Issuer.

NOW THEREFORE, upon the mutual covenants of the parties contained herein and other good and valuable consideration which is hereby acknowledged the parties agree as follows:

1.          All references to “Flexible Travel Company, LLC” in the Warrant Agreement are hereby deleted and substituted with “The Upside Commerce Group, LLC”;

2.          The opening paragraph of the Warrant Agreement is hereby amended to delete “16,400,000” and substitute in its place “13,900,000.”

3.          Section 7 of the Warrant Agreement is hereby amended to delete Paul Hastings LLP as notice party for each of JSW and the Issuer.

4.          The first full paragraph of Exhibit A is hereby amended and restated in its entirety as follows: “The undersigned, pursuant to the provisions set forth in the Warrant dated as of December 4, 2015, as amended as of November 29, 2106, by and between Jay S. Walker, The Upside Commerce Group, LLC (formerly Flexible Travel Company, LLC), a Delaware limited liability company (the “Issuer”) and Walker Innovation Inc. (collectively, the “Amended Warrant”), hereby agrees to subscribe for the purchase of ________________ Class A Common Shares covered by such Amended Warrant and makes payment herewith in full therefor at the price per share provided by such Amended Warrant. This subscription shall be effective on the date Jay S. Walker has received this Notice of Exercise and the other items required under the Amended Warrant.

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5.          The original Warrant Agreement dated as of December 4, 2015 delivered in connection with the Partial Exercise shall be returned by JSW to Holder upon execution of this Amendment and be governed by the terms hereof and therof.

6.          Except as expressly amended hereby, the Warrant Agreement shall remain unmodified and in full force and effect.

This Amendment may be executed by electronic signature and in counterparts.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Amendment as of the date first above written.

JSW:

/s/ Jay S. Walker
Jay S. Walker

THE UPSIDE COMMERCE GROUP, LLC

By:	/s/ Jay S. Walker
Name:	Jay S. Walker
Its:	Chief Executive Officer

WALKER INNOVATION INC.

By:	/s/ Jonathan Ellenthal
Name:	Jonathan Ellenthal
Its:	Chief Executive Officer

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